UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2004

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

33-0777819
(IRS Employer Identification No.)

100-4190 Lougheed Hwy, Burnaby, British Columbia, Canada
(Address of principal executive offices and Zip Code)

(604) 482-0000
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

Voice Mobility International, Inc. (TSE: VMY, OTCBB: VMII and FWB: VMY), a Vancouver based developer and provider of carrier grade enhanced messaging solutions, today announced it has closed an interim private placement of 900,000 units at a purchase price of Cdn$1.15 per unit for aggregate gross proceeds to the Company of Cdn$1,035,000.

Each unit consists of one common share in the capital of the Company and one-half of one share purchase warrant. Each whole share purchase warrant will entitle the holder to purchase one common share at the price of Cdn$1.36 per share for a period of three years from the closing of the private placement. Additionally, 33,750 finders' units were issued to Raymond James Ltd. on the same terms as noted above.

“The appreciation of the company’s share value has enabled the placement of an interim equity financing. We will conduct a larger, strategic equity financing later this year,” said Randy Buchamer, CEO. “The proceeds will be used to implement our strategic plan.”

SUBMITTED HEREWITH

Exhibits

99.1	Material Change and News Release dated March 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

Date: March 9, 2004	By:	Randy G. Buchamer

Randy G. Buchamer
CEO